4.0




                            BOK FINANCIAL CORPORATION



                             2000 STOCK OPTION PLAN



                                 OCTOBER 1, 1999





                  (Adopted by Action of the Board of Directors
                                       of
                BOK Financial Corporation taken October 26, 1999)




     On December 1, 1999, BOK Financial Corporation registered on Securities and Exchange Commission Form S-8 pursuant to the Securities Act of 1933, 1,800,000 shares of BOK Financial Corporation Common Stock, $0.00006 par value, for issuance in connection with the BOKF 2000 Stock Option Plan. This document constitutes part of a Section 10(a) Prospectus covering the securities that have been registered under the Securities Act of 1933. The documents constituting the
Section 10(a) Prospectus are held in a file maintained by the Benefits Department of Human Resources and may be reviewed or obtained, without charge, upon written or oral request made to the Compensation Department of Human Resources of Bank of Oklahoma, National Association, P.O. Box 2300, Tulsa, Oklahoma 74172, telephone number (918) 588-6277.

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                           BOKF 2000 STOCK OPTION PLAN

SECTION 1.  ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE OF PLAN.

          1.1 Establishment. BOK Financial Corporation (the "Corporation" or "BOKF"), an Oklahoma corporation, hereby establishes the "BOKF 2000 Stock Option Plan" (the "BOKF 2000 Plan") for designated employees of the Corporation and of various direct and indirect subsidiaries of the Corporation (collectively, "BOKF").

          1.2 Purpose. The purpose of the BOKF 2000 Plan is to advance the interests of the Corporation (i) by encouraging and providing for the acquisition of an equity interest in the Corporation by key employees of BOKF and (ii) by enabling BOKF to attract and retain the services of key employees whose judgment, interest, and special effort are desired for the successful conduct of operations.

          1.3 Effective Date. The BOKF 2000 Plan shall become effective on December 1, 1999 (or on such later date as a registration statement in respect of the BOKF 2000 Plan on Securities and Exchange Commission Form S-8 shall become effective).

SECTION 2. THE 2000 OPTION. The options ("2000 Options") established hereby are the right to purchase shares of Common Stock of the Corporation on the terms and conditions hereafter set forth in this and succeeding sections of the BOKF 2000
Plan:

          2.1 The Common Stock subject to the 2000 Options shall be the Common Stock of the Corporation, par value $0.00006 per share ("BOKF Common Stock").

          2.2 The owners of the 2000 Options shall be those employees (hereafter called a "Participant") to whom a letter of award ("Award Letter") is hereafter delivered by the Chairman of the Board and the Chief Executive Officer of the Corporation. The Corporation may issue Award Letters at any time prior to January 1, 2003.

          2.3 The 2000 Options owned by each Participant shall entitle the Participant, subject to the terms and conditions hereof, to purchase that number of shares of BOKF Common Stock set forth in one or more Award Letters delivered to the Participant from time to time ("Participant's 2000 Option Shares"). Each Award Letter shall bear the date on which the Award Letter is issued (the "Award Date"). The total number of shares of BOKF Common Stock subject to 2000 Options shall be 1,800,000. If the employment of a Participant is terminated for any reason and such Participant has not exercised the 2000 Options with respect to any shares, the Corporation may award 2000 Options in respect of such shares to existing Participants or to additional Participants by issuing additional Award Letters on or before January 1, 2003.

          2.4 The purchase price of shares subject to the 2000 Options shall be the average of the mid-points between the highest price and the lowest price at which trades occurred (or, in the event of a single trade, the price of such trade) for BOKF Common Stock on NASDAQ on the five (5) trading days on which at least one trade actually occurs immediately preceding the date of the Award Letter (the "Option Price").

          2.5 The 2000 Options may be exercised in accordance with, and only in accordance with, the following schedule:

               2.5.1At any time and from time to time one  calendar  year  after the Award Date and prior to four calendar years after the Award Date, with respect to one seventh (1/7) of the 2000 Option Shares set forth in the Award Letter.

               2.5.2At any time and from time to time two  calendar  years after the Award Date and prior to five calendar years after the Award Date, with respect to one seventh (1/7) of the 2000 Option Shares set forth in the Award Letter.

               2.5.3At any time  and  from  time to time  three  calendar  years after the Award Date and prior to six calendar years after the Award Date, with respect to one seventh (1/7) of the 2000 Option Shares set forth in the Award Letter.

               2.5.4At any time and from time to time four calendar  years after the Award Date and prior to seven calendar years after the Award Date, with respect to one seventh (1/7) of the 2000 Option Shares set forth in the Award Letter.

               2.5.5At any time and from time to time five calendar  years after the Award Date and prior to eight calendar years after the Award Date, with respect to one seventh (1/7) of the 2000 Option Shares set forth in the Award Letter.

               2.5.6At any time and from time to time six  calendar  years after the Award Date and prior to nine calendar years after the Award Date, with respect to one seventh (1/7) of the 2000 Option Shares set forth in the Award Letter.

               2.5.7At any time  and  from  time to time  seven  calendar  years after the Award Date and prior to ten calendar years after the Award Date, with respect to one seventh (1/7) of the 2000 Option Shares set forth in the Award Letter.

          2.6 The 2000 Options may be exercised only by delivering (i) a written notice of exercise (stating the fact that 2000 Options are being exercised, the Award Date, and the number of shares being purchased) and (ii) payment in full of the purchase price of the shares being purchased to the Compensation Department of Human Resources of Bank of Oklahoma, National Association. Payment shall be made (i) by personal check of the Participant,
               (ii) in cash or its equivalent, or (iii) by tendering shares of BOKF Common

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

               Stockhaving a value equal to the purchase price based on the closing price quoted for BOKF Common Stock on NASDAQ on the trading day immediately preceding the date of exercise, or (iv) a combination of (i), (ii), or (iii).

          2.7 The Corporation shall deliver to the Participant the certificates representing the shares purchased pursuant to the exercise of the 2000 Options within thirty (30) days of the date of exercise.

          2.8 BOKF Common Stock acquired pursuant to the 2000 Options may be resold only pursuant to the provisions of Section 4 hereof.

SECTION 3. PROVISIONS APPLICABLE TO THE 2000 OPTIONS. The following provi sions shall apply to the 2000 Options and all BOKF Common Stock issued pursuant thereto.

          3.1 Non-Transferability. The 2000 Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

          3.2 Termination of 2000 Options Upon Termination of Employment of Participant. If the employment of the Participant by BOKF shall terminate for any reason including death, disability, retirement, resignation or involuntary termination (whether such involuntary termination is with or without cause), the Participant's 2000 Options shall automatically terminate, to the extent not previously exercised, provided:

               3.2.1The  Chairman of the Board and the Chief  Executive  Officer
                    may, in their sole discretion (which discretion may be exercised arbitrarily) subject to approval of the Board of Directors of the Corporation, extend the termination of the Participant's 2000 Options in special circumstances.

               3.2.2In  the  event  of  the   termination  of  employment  of  a
                    participant   by   reason  of  death  or   disability,   the
                    Participant

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

                    (or, in the event of death, the personal representative of the Participant) may purchase, any of Participant's 2000 Option Shares which the Participant had the right to purchase immediately preceding the date of the Participant's termination of employment within the period of time such Participant could have, but for such termination, purchased such 2000 Option Shares.

               3.2.3In the event a  Participant's  employment  is  involuntarily terminated by BOKF without cause (determined in accordance with Section 3.2.5) and such involuntary termination without cause is within one year of a Change of Control (as defined in Section 3.2.4), the Participant may purchase, within 90 days of the date of the Participant's termination of employment, all of Participant's 2000 Option Shares (to the extent not previously purchased).

               3.2.4A Change of Control shall be deemed to have occurred if, and only if:

                    3.2.4.1 George B.  Kaiser,  affiliates of George B.  Kaiser, and/or members of the family of George B. Kaiser collectively cease to own more shares of the voting capital stock of BOKF than any other shareholder (or group of shareholders acting in concert to control BOKF to the exclusion of George B. Kaiser, affiliates of George B. Kaiser, or members of the family of George B. Kaiser); or,

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

                    3.2.4.2 BOKF shall  cease to own more than 50% of the voting
                         capital   stock   of   Bank   of   Oklahoma,   National
                         Association.

               3.2.5A Participant  shall be deemed to have been  terminated  for cause if the Board of Directors of BOKF determines (in its sole discretion provided only that such discretion is exercised with honesty in fact) that the Participant was terminated by reason of (i) any failure to substantially perform Participant's employment obligations to BOKF in a satisfactory manner, (ii) any intentional act materially injurious to BOKF, (iii) any act of moral turpitude,
                    (iv) any material dishonest or fraudulent act, or (v) any refusal to obey orders or instructions of the Participant's appropriate supervisors or seniors.

               3.2.6A  Participant  shall be deemed  employed by BOKF so long as and only so long as the employee is in the employment of BOK Financial Corporation or a direct or indirect subsidiary of BOK Financial Corporation in which BOK Financial Corporation owns, directly or indirectly, more shares of the voting capital stock than any other shareholder (or group of shareholders acting in concert to control such subsidiary to the exclusion of BOKF).

          3.3 Adjustments. If there are any changes in the capitalization of the Corporation affecting the number or kind (after the recapitalization) of issued and outstanding shares of BOKF Common Stock (existing immediately prior to the change in capitalization), whether such changes have been occasioned by reorganization, combination of shares, declaration of stock dividends,

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

               stocksplits, reverse stock splits, reclassification or recapitalization of such stock, the merger or consolidation of the Corporation with some other corporation or other similar transaction, then the number and kind of shares then subject to the 2000 Options and the price to be paid therefor, shall be appropriately adjusted by the Corporation; provided, however, that in no event shall any such adjustment result in the Corporation being required to sell or issue a fractional share of stock.

          3.4 Waiver of Shareholder Rights. The Participant or other person entitled to exercise 2000 Options shall have no rights as a stockholder with respect to any shares subject thereto until the Participant or such person shall have exercised the 2000 Options and shall thereafter have become the holder of record of such shares and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 3.3 hereof) shall be made for dividends or distributions of rights in respect of such shares for which the record date is prior to the date on which the Participant or such person so becomes the holder of record.

SECTION 4. REOFFER OR RESALE OF BOKF STOCK ACQUIRED PURSUANT TO EXERCISE OF THE 2000 OPTIONS. The reoffer or resale of BOKF Common Stock acquired by a Participant pursuant to the 2000 Options shall be subject to the following terms and conditions:

          4.1 Reoffer or Resale by Affiliate. If the Participant is an affiliate of the Corporation, the reoffer or resale of BOKF Common Stock may be made by the Participant only (i) by means of a reoffer prospectus pursuant to an effective registration statement on Form S-8 or (ii) in accordance with the provisions of SEC Rule 144 or (iii) pursuant to the determination of the Corporation's general counsel that there is an available exemption under the federal and state securities laws.

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

          4.2 Reoffer or Resale by Non-Affiliate. If the Participant is not an affiliate of the Corporation, the reoffer or resale is not subject to restriction, except as set forth in Section 4.3 of this BOKF 2000 Plan.

          4.3 Prior Approval of Counsel. Prior to reoffering or reselling any BOKF Common Stock acquired pursuant to a 2000 Option, the Participant shall advise the Compensation Department of Human Resources of Bank of Oklahoma, National Association which shall refer the matter to the Corporation's general counsel. The Corporation's general counsel shall determine whether the Participant is an affiliate or a non-affiliate of BOKF. If the Corporation's general counsel determines Participant is an affiliate, the Participant shall offer and sell the BOKF Common Stock only as provided by Section 4.1.

          4.4 Reoffer Prospectus. BOKF shall use its reasonable best efforts to provide any Participant who is an affiliate and desires to sell BOKF Common Stock with a reoffer prospectus at reasonable times.

SECTION 5. NOT AN EMPLOYMENT AGREEMENT. This BOKF 2000 Plan is not an employment agreement. Nothing contained herein shall be construed to limit or restrict the right of BOKF to terminate the Participant's employment or services at any time, with or without cause, or to increase or decrease the Participant's compensation.

SECTION 6. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions shall apply to the BOKF 2000 Plan:

          6.1  This  BOKF  2000  Plan is made  and  executed  in  Tulsa  County,
               Oklahoma.

          6.2 This BOKF 2000 Plan shall be subject to, and interpreted in accordance with, the laws of the State of Oklahoma.

          6.3 This BOKF 2000 Plan is the entire agreement of the parties respecting the subject matter hereof. There are no other agreements, whether oral or written, respecting the subject matter hereof.

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

          6.4 Rights and obligations arising under the BOKF 2000 Plan may not be assigned.

SECTION 7.  ADDITIONAL INFORMATION.

          7.1 ERISA Not Applicable. The BOKF 2000 Plan is not subject to the provisions of the Employee Retirement Income Security Act.

          7.2 No Reports to Participants. No reports shall be required to be delivered to the Participants as to the status of their participation in the BOKF 2000 Plan. However, a Participant may contact the Compensation Department of Human Resources of Bank of Oklahoma, National Association to determine the number of shares unexercised by the Participant under such Participant's 2000 Options and the last date on which such options may be exercised.

          7.3  Tax  Effects.   The  BOKF  2000  Plan  is  not  qualified   under
               Section 401(a) at the Internal Revenue Code. The tax effects of the BOKF 2000 Plan are:

               7.3.1BOKF will be entitled to an income tax deduction at the date of exercise of the 2000 Options by the Participants. The amount of the deduction will be equal to the spread between the fair market value of the option stock (as quoted by NASDAQ) and the Option Price.

               7.3.2Participants  will recognize  income at the date of exercise of the 2000  Options  in an  amount  equal to the  deduction allowed to BOKF, as defined in Section 7.3.1. Income recognized due to the exercise of a 2000 Option will be subject to withholding and reported to the employee on form W-2. Participants will not be subject to any further income recognition until a taxable transaction occurs involving the purchased stock. The basis in the stock is equal to the fair market value at the

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

                    date of exercise, and future transactions will be subject to capital asset rules.

          7.4 Administration of the BOKF 2000 Plan. The Chairman of the Board and the Chief Executive Officer of BOKF shall designate (subject to approval of the Board of Directors, acting by a vote of, or of a committee of two or more of the Board of Directors of BOKF consisting of, members who are Non- Employee Directors within the meaning of SEC Rule 16b-3(b)(3)) those employees of BOKF who shall be Participants and the number of shares subject to each such Participant's 2000 Options. The members of the Board of Directors of the Corporation are elected by the stockholders of the Corporation. The Chairman of the Board and the Chief Executive Officer are elected by the Board of Directors.

          7.5 Eligibility to Participate. All employees of BOKF are eligible to be designated as Participants. Participants shall be designated based upon a subjective determination of the present and potential contributions of the employee to the success of the business of the Corporation.

          7.6 Shares to be Issued. The shares of BOKF Common Stock to be issued pursuant to the exercise of the 2000 Options shall be shares of authorized but unissued Common Stock of the Corporation.

          7.7 No Liens or Charges. No lien or other charge may be placed on the 2000 Options.

          7.8 Incorporation of Certain Documents by Reference. The Corporation is subject to the information reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents filed with the Commission are incorporated in this part of the
               Section 10(a) Prospectus by reference:

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

               7.8.1Registration  Statement  on  Form  S-1  and  the  Prospectus
                    included therein (Registration No. 33-40950), as amended, filed under the Securities Act of 1933 with the Commission and declared effective on August 13, 1991.

               7.8.2Registration  Statement  on  Form  10  (Registration  No. 0-
                    19341), filed under the Exchange Act with the Commission, and subsequent amendments thereto filed on Form 8.

               7.8.3Information  Statement and Prospectus  Supplement filed with the Commission on November 20, 1991, under the Exchange Act and also under the Securities Act of 1933.

               7.8.4Quarterly  Report on Form 10-Q for the  three  months  ended
                    March 31, 1999 filed with the Commission for the First Quarter, 1999 filed May 17, 1999.

               7.8.5Quarterly  Report on Form 10-Q for the  three  months  ended
                    June 30, 1999 filed with the Commission for the Second Quarter, 1999 filed August 16, 1999.

               7.8.6The  description of BOKF's capital stock contained on page 2 in the Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description.

               7.8.71998 Annual Report on Form 10-K filed with the Commission on
                    March 22, 1999.

               Additionally, all documents subsequently filed by the Corporation
               pursuant  to   Sections 13(a),   13(c),  14,  and  15(d)  of  the
               Securities Exchange Act of

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

               1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration statement and to be part thereof from the date of filing of such documents. All documents incorporated by reference in this part of the
               Section 10(a) Prospectus and all other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933 may be obtained, without charge, upon written or oral request to the Compensation Department of Human Resources of Bank of Oklahoma, National Association at P.O. Box 2300, Tulsa, Oklahoma 74192, telephone number (918) 588- 6547. Any additional information about the BOKF 2000 Plan or its administrators may also be obtained by contacting the Compensation Department of Human Resources of Bank of Oklahoma, National Association.




                          Adopted by action of the Board of Directors of BOKF Financial Corporation taken October 26, 1999.

                                    /s/ Frederic Dorwart
                                    Frederic Dorwart, Secretary to the Board